Exhibit 99.1

Page(s)

Audited Combined Financial Statements

Report of Independent Auditors	2

Combined Balance Sheets: As of December 31, 2016 and 2015	3

Combined Statements of Operations: For the years ended December 31, 2016 and 2015	4

Combined Statements of Changes in Net Parent Investment: For the years ended December 31, 2016 and 2015	5

Combined Statements of Cash Flows: For the years ended December 31, 2016 and 2015	6

Notes to Combined Financial Statements	7–13

Unaudited Combined Financial Statements

Combined Balance Sheets: As of September 30, 2017 and December 31, 2016	14

Combined Statements of Operations: For the nine months ended September 30, 2017 and 2016	15

Combined Statements of Changes in Net Parent Investment: For the nine months ended September 30, 2017 and 2016	16

Combined Statements of Cash Flows: For the nine months ended September 30, 2017 and 2016	17

Notes to Combined Financial Statements	18–21

Report of Independent Auditors

To Management of Plains All American GP LLC:

We have audited the accompanying combined financial statements of Bay Area Terminals (the “Company”), which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of operations, combined statements of changes in net parent investment and the combined statements of cash flows, for the years then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Bay Area Terminals as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

January 10, 2018

PricewaterhouseCoopers LLP, 1000 Louisiana Street, Suite 5800, Houston, TX 77002
T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us

Bay Area Terminals

Combined Balance Sheets
(in thousands)

	As of December 31,
	2016	2015
Assets
Current assets
Accounts receivable	$2,218	$2,186
Inventory	217	318
Prepaid expenses	569	719
Total current assets	3,004	3,223

Long-term assets
Property and equipment, net	229,292	231,331
Intangible assets, net	4,176	4,767
Total assets	$236,472	$239,321

Liabilities and net parent investment
Current liabilities
Accounts payable and accrued liabilities	$2,171	$1,072
Other current liabilities	85	50
Total current liabilities	2,256	1,122

Long-term liabilities
Total long-term liabilities	26	32
Total liabilities	$2,282	$1,154

Net parent investment	234,190	238,167
Total liabilities and net parent investment	$236,472	$239,321

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Combined Statements of Operations

(in thousands)

	Year Ended December 31,
	2016	2015
Revenue
Storage	$32,996	$29,252
Throughput and ancillary	7,685	7,374
Total revenues	40,681	36,626

Expenses
Purchases and related costs	170	64
Operating expenses	14,850	14,489
General and administrative expenses	2,761	2,066
Depreciation and amortization	5,027	4,885
Total expenses	22,808	21,504

Operating income	17,873	15,122

Other income	33	31

Net income	$17,906	$15,153

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Combined Statements of Changes in Net Parent Investment

(in thousands)

Net Parent Investment
Balance as of December 31, 2014	$237,992
Net income	15,153
Net distributions to parent	(14,978)
Balance as of December 31, 2015	238,167
Net income	17,906
Net distributions to parent	(21,883)
Balance as of December 31, 2016	$234,190

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Combined Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$17,906	$15,153
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	5,027	4,885
Inventory valuation adjustments	30	63
Net changes in operating assets and liabilities:
Accounts receivable	(32)	(142)
Inventory and prepaid expenses	221	(55)
Accounts payable, accrued liabilities, and other liabilities	1,032	434
Net cash provided by operating activities	24,184	20,338

Cash flows from investing activities
Additions to property and equipment	(2,301)	(5,360)
Net cash used in investing activities	(2,301)	(5,360)

Cash flows from financing activities
Net distributions to parent	(21,883)	(14,978)
Net cash used in financing activities	(21,883)	(14,978)

Cash and cash equivalents
Net change in year	—	—
Beginning of year	—	—
End of year	$—	$—

Non-cash transactions:
Change in accrued capital expenditures	96	(175)

The accompanying notes are an integral part of these combined financial statements.

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business

The Richmond and Martinez Terminal Assets (“Bay Area Terminals” or the “Company”) are owned by Plains Products Terminals LLC (“PPT”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (“PAA”, or the “Parent”). Bay Area Terminals is located in the San Francisco Bay Area in California. As used in this document, the terms “we”, “us”, “our” and similar terms refer to Bay Area Terminals unless the context indicates otherwise.

We own two discrete waterborne crude oil and refined products terminals: Richmond and Martinez Terminals, which are comprised of 65 storage tanks with approximately 5.4 million barrels of aggregate storage capacity and additional assets including pipeline connections, two truck loading lanes, six rail unloading spots and two ship docks. Bay Area Terminals consists of:

•                       The Richmond terminal with 29 aboveground storage tanks with an approximate shell capacity of 0.6 million barrels. Its products include diesel, jet fuel, gasoline blend stocks, fuel oil, aviation gas and regular and denatured ethanol. Its connectivity includes (i) a deepwater dock capable of handling oceangoing barges and larger cargo receipts and deliveries; (ii) truck loading capabilities; (iii) rail unloading access; and (iv) pipeline receipts.

•                       The Martinez terminal with 36 aboveground storage tanks with an approximate shell capacity of 4.8 million barrels. Its products include crude oil, gasoline, diesel, jet fuel, gasoline blend stocks and fuel oil. Its connectivity includes (i) a deepwater dock capable of handling oceangoing barges and larger cargo receipts and deliveries; and (ii) pipeline receipts and deliveries.

Through these terminals, we generate fee-based revenue through crude oil and refined petroleum products storage, throughput and other ancillary services.

Basis of Presentation

The combined financial statements consist of the historical financial statements of PAA’s Bay Area Terminals business and were prepared in accordance with generally accepted accounting principles in the United States. These statements reflect the combined historical financial position, results of operations, changes in net parent investment and cash flows of Bay Area Terminals as if such operations had been combined for the period presented. These combined financial statements were prepared in connection with the sale of Bay Area Terminals and were derived from the consolidated financial statements and accounting records of PAA. The assets and liabilities in these combined financial statements have been reflected at PAA’s historical carryover basis.

Intercompany transactions between the Parent and Bay Area Terminals have been included in these combined financial statements and are considered to be effectively settled for cash in the combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet within net parent investment.

The combined statement of operations also includes expense allocations for certain functions historically performed by the Parent and allocated to Bay Area Terminals. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses, and have been allocated on the basis of direct usage when identifiable or allocated on the basis of revenue. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from PAA, are reasonable and reflect all costs related to the operations of Bay Area Terminals,

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

including those incurred by PAA on behalf of Bay Area Terminals. Nevertheless, the combined financial statements may not include all of the expenses that would have been incurred had Bay Area Terminals been a stand-alone company during the period presented and may not reflect its financial position, results of operations and cash flows had Bay Area Terminals been a stand-alone company during the period presented.

We do not maintain separate bank accounts; therefore, we use PAA’s centralized cash management process whereby the cash generated by Bay Area Terminals is held by PAA, and PAA funds Bay Area Terminals’ operating and investing activities as needed. Accordingly, the cash and cash equivalents generated by Bay Area Terminals’ operations and held by PAA are not presented in the combined financial statements. Transfers of cash to and from PAA’s cash management system are reflected as a component of “Net parent investment” on the combined balance sheet, and as part of “Net distributions to parent” on the combined statement of cash flows.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates involve (i) property and equipment and depreciation expense and (ii) accruals and contingent liabilities. Although we believe these estimates are reasonable, actual results can differ from these estimates.

Revenue Recognition

Our operations generally consist of fee-based activities associated with storage, throughput and other ancillary fees for crude oil and refined products. We generate revenue through a combination of month-to-month and multi-year storage agreements. Storage fees resulting from short-term and long-term contracts are typically recognized in revenue ratably over the term of the contract regardless of the actual storage capacity utilized. Revenues associated with ancillary fees such as marine, additive injection, pipeline receipt/delivery, truck loading, rail unloading, circulation, heating and vapor recovery fees are recognized in the period those services are provided and are based on contracted rates.

Purchases and Related Costs

Purchases and related costs include (i) the cost of inventory sold and (ii) costs associated with inventory valuation adjustments. These costs are recognized in the period incurred.

Accounts Receivable

Accounts receivable are primarily derived from storage, throughput and ancillary fees. As of December 31, 2016 and December 31, 2015, we did not have any allowances for doubtful accounts balances. We review all outstanding accounts receivable balances on a monthly basis and record a reserve for amounts that we expect will not be fully recovered. We do not apply actual balances against any reserves until we have exhausted substantially all collection efforts.

Income Taxes

No provision for federal or state income taxes has been made because the Company, PPT, and the Parent are not taxable entities for federal or state income tax purposes.

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

Fair Value Estimates

The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their carrying values due to their short-term nature.

Other Significant Accounting Policies

See the respective footnotes for our accounting policies regarding (i) inventory, (ii) property and equipment, (iii) intangible assets, (iv) concentration of customers and credit risk, (v) related party transactions, (vi) commitments and contingencies and (vii) subsequent events.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases that revises the current accounting model for leases. The most significant changes are the clarification of the definition of a lease and required lessee recognition on the balance sheet of lease assets and liabilities with lease terms of more than 12 months, including extensive quantitative and qualitative disclosures. This guidance will become effective for interim and annual periods beginning after December 15, 2019, for non-public companies, with a modified retrospective application required.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of those goods or services. This ASU also requires additional disclosures. This ASU can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption and is effective for interim and annual periods beginning after December 15, 2018 for non-public entities.

3. INVENTORY

Our inventory primarily consists of transmix. Transmix is a mixture of refined products that forms when various product types are transported in pipelines. As is common in the industry, our agreements with our customers incorporate a provision that is intended to offset gains or losses, outside of tolerance, due to evaporation, shrinkage, measurement and other normal gains or losses. We value the variance of allowance volumes to actual gains or losses at the estimated net realizable value at the time the variance occurred and the result is recorded as either an increase to revenues or purchases. Our inventory is valued at the lower of cost or market, with cost determined using an average cost method. At the end of each reporting period, we assess the carrying value of our inventory and make any adjustments necessary to reduce the carrying value to the applicable net realizable value. During the years ended December 31, 2016 and 2015, there were inventory valuation adjustments of approximately $30 thousand and $63 thousand, respectively.

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

4. PROPERTY AND EQUIPMENT

Property and equipment, net is stated at cost and consisted of the following:

	Estimated Useful Lives	As of December 31,
(in thousands)	(Years)	2016	2015
Tankage, pipeline, and heavy equipment	10 – 70	$244,790	$241,113
Buildings	25 – 40	2,422	2,295
Vehicles, office, and other equipment	3 – 20	6,420	6,481
Construction in progress	—	920	2,154
Land	N/A	25,777	25,889
		280,329	277,932
Accumulated depreciation		(51,037)	(46,601)
Property and equipment, net		$229,292	$231,331

We compute depreciation expense using the straight-line method based on estimated useful lives and salvage values of our assets. These estimates of useful lives and salvage values of our assets are based on various factors including condition, manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. Uncertainties that impact these estimates include changes in laws and regulations relating to restoration and abandonment requirements, economic conditions and supply and demand in the area. When assets are put into service, we make estimates with respect to useful lives and salvage values that we believe are reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization.

In accordance with our capitalization policy, expenditures made to expand the existing operating and/or earnings capacity of our assets are capitalized. We also capitalize certain costs directly related to the construction of such assets. In addition, we will capitalize expenditures for the replacement of partially or fully depreciated assets in order to maintain the operating and/or earnings capacity of our existing assets. Repair and maintenance expenditures incurred in order to maintain the day to day operation of our existing assets are expensed as incurred.

Impairment of long-lived assets

Long-lived assets with recorded values that are not expected to be recovered through future cash flows are written down to estimated fair value. Long-lived assets are tested for impairment when events or circumstances indicate that their carrying value may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value exceeds the sum of the undiscounted cash flows, an impairment loss equal to the amount by which the carrying value exceeds the fair value of the asset is recognized.

We evaluate property and equipment for impairment when events or circumstances indicate that the carrying value of these assets may not be recoverable. The evaluation is highly dependent on the underlying assumptions of related cash flows. The subjective assumptions used to determine the existence of an impairment of carrying value include:

•                  whether there is an indication of impairment;

•                  the grouping of assets;

•                  the intention of “holding,” “abandoning” or “selling” an asset;

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

•                  the forecast of undiscounted expected future cash flow over the asset’s estimated useful life; and

•                  if an impairment exists, the fair value of the asset or asset group.

During the years ended December 31, 2016 and 2015, we did not recognize any impairments.

5.         INTANGIBLE ASSETS

Intangible assets, net of accumulated amortization, consisted of customer relationships and emission reduction credits as of the date indicated:

	Estimated Useful Lives	As of December 31,
(in thousands)	(Years)	2016	2015
Customer relationships	17	$10,050	$10,050
Emission reduction credits (1)	N/A	111	111
Accumulated amortization		(5,985)	(5,394)
Intangible assets, net		$4,176	$4,767

(1) Emission reduction credits, once surrendered in exchange for environmental permits, are finite-lived.

Amortization expense for the years ended December 31, 2016 and 2015 was $591 thousand. Intangible assets that have indefinite lives are tested for impairment when events or circumstances indicate that the carrying value may not be recoverable.

We estimate that our amortization expense related to finite-lived intangible assets for the next five years will be as follows:

(in thousands)	2017	2018	2019	2020	2021
Amortization expense	$591	$591	$591	$591	$591

6.         CONCENTRATION OF CUSTOMERS AND CREDIT RISK

The following customers and their respective subsidiaries accounted for 10% or more of our revenues for the year presented:

	Year Ended December 31,
	2016	2015
Tesoro Refining & Marketing Company LLC	42%	38%
Chevron	21%	33%

Financial instruments that potentially subject us to concentrations of credit risk consist principally of trade receivables. Accounts receivable are primarily derived from storage and throughput service and ancillary fees. This industry concentration has the potential to impact our overall exposure to credit risk in that the customers may be similarly affected by changes in economic, industry or other conditions. We perform periodic credit evaluations of our customers’ financial condition and generally do not require collateral for accounts receivable.

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

7.         RELATED PARTY TRANSACTIONS

As discussed in “Basis of Presentation” in Note 1, historically, PAA performed certain functions that directly and indirectly supported our operations. These functions primarily related to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses in our combined statement of operations, depending on the nature of the activity, and have been allocated on the basis of direct usage, when identifiable, or allocated on the basis of revenues. These expenses also included labor from employees who are employed by the Parent’s general partner, Plains All American GP LLC.

During the years ended 2016 and 2015 respectively, $2,021 thousand and $1,578 thousand of costs included in general and administrative expenses and $393 thousand and $222 thousand of costs included in operating expenses were allocated on the basis of revenues.

8.         COMMITMENTS AND CONTINGENCIES

Commitments

We have commitments, some of which are leases related to vehicles. We also incur costs associated with leased land and rights-of-way easements. Future non-cancelable commitments related to these items at December 31, 2016, are summarized below:

(in thousands)	2017	2018	2019	2020	2021	Thereafter	Total
Leases and rights-of-way easements(1)	$68	$68	$62	$56	$20	$282	$556

(1)                                 Includes operating leases as well as obligations for rights-of-way easements. Lease expense for the years ended December 31, 2016 and 2015 was $579 thousand and $474 thousand, respectively, and was recognized in “Operating expenses” in our combined statement of operations.

Contingencies

We are subject to numerous federal, state, and local laws which regulate the discharge of materials into the environment or that otherwise relate to the protection of the environment. We may be involved in regulatory disputes, litigation, and claims arising out of our operations in the normal course of business. However, we are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition, or results of operations.

Environmental

We record environmental liabilities when environmental assessments and/or remedial efforts are probable and the amounts can be reasonably estimated. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We do not discount our environmental remediation liabilities to present value.

Environmental expenditures that pertain to current operations or to future revenues are expensed or capitalized consistent with our capitalization policy for property and equipment. Expenditures that result from the remediation of an existing condition caused by past operations and that do not contribute to current or future profitability are expensed.

Bay Area Terminals

Notes to Combined Financial Statements

Years Ended December 31, 2016 and 2015

As of December 31, 2016 and 2015, our estimated undiscounted reserve for environmental liabilities totaled $212 thousand and $80 thousand, respectively, which was classified as short-term. These short-term environmental liabilities are reflected in “Accounts payable and accrued liabilities” on our combined balance sheets. During the years ended December 31, 2016 and 2015, $237 thousand and $121 thousand, respectively, of environmental expense was recognized in “Operating expenses.”

9. SUBSEQUENT EVENTS

Effective December 15, 2017, a wholly owned operating company subsidiary of TransMontaigne Partners L.P. completed the acquisition of Bay Area Terminals for a purchase price of $275 million.

We did not identify any additional subsequent events or transactions through January 10, 2018, the date the accompanying combined financial statements were available to be issued.

Bay Area Terminals

Combined Balance Sheets

(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets
Accounts receivable	$2,708	$2,218
Inventory	227	217
Prepaid expenses	328	569
Total current assets	3,263	3,004

Long-term assets
Property and equipment, net	227,228	229,292
Intangible assets, net	3,732	4,176
Total assets	$234,223	$236,472

Liabilities and net parent investment
Current liabilities
Accounts payable and accrued liabilities	$936	$2,171
Accrued property taxes and other current liabilities	1,636	85
Total current liabilities	2,572	2,256

Long-term liabilities
Total long-term liabilities	20	26
Total liabilities	2,592	2,282

Net parent investment	231,631	234,190
Total liabilities and net parent investment	$234,223	$236,472

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Combined Statements of Operations

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Revenues
Storage	$26,940	$24,647
Throughput and ancillary	5,721	5,314
Total revenues	32,661	29,961

Expenses
Purchases and related costs	3	170
Operating expenses	8,957	10,687
General and administrative expenses	1,856	1,588
Depreciation and amortization	3,804	3,764
Total expenses	14,620	16,209

Operating income	18,041	13,752

Other income	34	33

Net income	$18,075	$13,785

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Combined Statements of Changes in Net Parent Investment

(in thousands)

2017
(unaudited)
Balance as of December 31, 2016	$234,190
Net income	18,075
Net distributions to parent	(20,634)
Balance as of September 30, 2017	$231,631

2016
(unaudited)
Balance as of December 31, 2015	$238,167
Net income	13,785
Net distributions to parent	(17,150)
Balance as of September 30, 2016	$234,802

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Combined Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(unaudited)
Cash flows from operating activities
Net income	$18,075	$13,785
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,804	3,764
Gain on sale of fixed assets	(1)	—
Net changes in operating assets and liabilities:
Accounts receivable	(490)	(1,786)
Inventory and prepaid expenses	232	513
Accounts payable, accrued liabilities, accrued property taxes and other liabilities	839	2,113
Net cash provided by operating activities	22,459	18,389
Cash flows from investing activities
Additions to property and equipment	(1,826)	(1,239)
Proceeds from sale of fixed assets	1	—
Net cash used in investing activities	(1,825)	(1,239)
Cash flows from financing activities
Net distributions to parent	(20,634)	(17,150)
Net cash used in financing activities	(20,634)	(17,150)
Cash and cash equivalents
Net change in year	—	—
Beginning of year	—	—
End of year	$—	$—

Non-cash transactions:
Change in accrued capital expenditures	(529)	304

The accompanying notes are an integral part of these unaudited combined financial statements.

Bay Area Terminals

Notes to Combined Financial Statements

(unaudited)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of the Business

The Richmond and Martinez Terminal Assets (“Bay Area Terminals” or the “Company”) are owned by Plains Products Terminals LLC (“PPT”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (“PAA”, or the “Parent”). Bay Area Terminals is located in the San Francisco Bay Area in California. As used in this document, the terms “we”, “us”, “our” and similar terms refer to Bay Area Terminals unless the context indicates otherwise.

We own two discrete waterborne crude oil and refined products terminals: Richmond and Martinez Terminals, which are comprised of 65 storage tanks with approximately 5.4 million barrels of aggregate storage capacity and additional assets including pipeline connections, two truck loading lanes, six rail unloading spots and two ship docks. Bay Area Terminals consists of:

•                  The Richmond terminal with 29 above ground storage tanks with an approximate shell capacity of 0.6 million barrels. Its products include diesel, jet fuel, gasoline blend stocks, fuel oil, aviation gas and regular and denatured ethanol. Its connectivity includes (i) a deepwater dock capable of handling oceangoing barges and larger cargo receipts and deliveries; (ii) truck loading capabilities; (iii) rail unloading access; and (iv) pipeline receipts.

•                  The Martinez terminal with 36 above ground storage tanks with an approximate shell capacity of 4.8 million barrels. Its products include crude oil, gasoline, diesel, jet fuel, gasoline blend stocks and fuel oil. Its connectivity includes (i) a deep-water dock capable of handling oceangoing barges and larger cargo receipts and deliveries; and (ii) pipeline receipts and deliveries.

Through these terminals, we generate fee-based revenue through crude oil and refined petroleum products storage, throughput and other ancillary services.

Basis of Presentation

The unaudited combined financial statements consist of the historical financial statements of PAA’s Bay Area Terminals business and were prepared in accordance with generally accepted principles in the United States. These statements reflect the unaudited combined historical results of operations, financial position, changes in net parent investment and cash flows of Bay Area Terminals as if such operations had been combined for the period presented. These unaudited combined financial statements were prepared in connection with the sale of Bay Area Terminals and were derived from the consolidated financial statements and accounting records of PAA. The assets and liabilities in these combined financial statements have been reflected at PAA’s historical carryover basis.

The unaudited combined financial statements have been prepared in accordance with the instructions for interim reporting as set forth by the Securities and Exchange Commission, and should be read in conjunction with our December 31, 2016 combined financial statements. All adjustments (consisting only of normal recurring adjustments) that in the opinion of management were necessary for a fair statement of the results for the interim periods have been reflected. The combined balance sheet data as of December 31, 2016 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the nine months ended September 30, 2017 should not be taken as indicative of results to be expected for the entire year.

Bay Area Terminals

Notes to Combined Financial Statements

(unaudited)

Intercompany transactions between the Parent and Bay Area Terminals have been included in these unaudited combined financial statements and are considered to be effectively settled for cash in the unaudited combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the unaudited combined statements of cash flows as a financing activity and in the unaudited combined balance sheets within net parent investment.

The unaudited combined statements of operations also include expense allocations for certain functions historically performed by the Parent and allocated to Bay Area Terminals. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general administrative expenses, and have been allocated on the basis of direct usage when identifiable or allocated on the basis of revenue. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from PAA, are reasonable and reflect all costs related to the operations of Bay Area Terminals, including those incurred by PAA on behalf of Bay Area Terminals. Nevertheless, the unaudited combined financial statements may not include all of the expenses that would have been incurred had Bay Area Terminals been a stand-alone company during the period presented and may not reflect its results of operations, financial position and cash flows had Bay Area Terminals been a stand-alone company during the periods presented.

We do not maintain separate bank accounts; therefore, we use PAA’s centralized cash management process whereby the cash generated by Bay Area Terminals is held by PAA, and PAA funds Bay Area Terminals’ operating and investing activities as needed. Accordingly, the cash and cash equivalents generated by Bay Area Terminals’ operations and held by PAA are not presented in the unaudited combined financial statements for any of the periods presented. Transfers of cash to and from PAA’s cash management system is reflected as a component of “Net parent investment” on the unaudited combined balance sheets, and as part of “Net distributions to parent” on the unaudited combined statements of cash flows.

2. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases that revises the current accounting model for leases. The most significant changes are the clarification of the definition of a lease and required lessee recognition on the balance sheet of lease assets and liabilities with lease terms of more than 12 months, including extensive quantitative and qualitative disclosures. This guidance will become effective for interim and annual periods beginning after December 15, 2019, for non-public entities, with a modified retrospective application required.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of those goods or services. This ASU also requires additional disclosures. This ASU can be adopted either with a full retrospective approach or a modified retrospective approach with a cumulative-effect adjustment as of the date of adoption and is effective for interim and annual periods beginning after December 15, 2018 for non-public entities.

Bay Area Terminals

Notes to Combined Financial Statements

(unaudited)

3. PROPERTY AND EQUIPMENT

Property and equipment, net is stated at cost and consisted of the following:

(in thousands)	Estimated Useful Lives (Years)	September 30, 2017	December 31, 2016
Tankage, pipeline, and heavy equipment	10 – 70	$245,879	$244,790
Buildings	25 – 40	2,422	2,422
Vehicles, office, and other equipment	3 – 20	6,420	6,420
Construction in progress	—	1,128	920
Land	N/A	25,777	25,777
		281,626	280,329
Accumulated depreciation		(54,398)	(51,037)
Property and equipment, net		$227,228	$229,292

We did not recognize any impairments during the nine months ended September 30, 2017 or 2016.

4.         RELATED PARTY TRANSACTIONS

As discussed in “Basis of Presentation” in Note 1, historically, PAA performed certain functions that directly and indirectly supported our operations. These functions primarily related to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, terminal operations, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses in our combined financial statements, depending on the nature of the activity, and have been allocated on the basis of direct usage, when identifiable, or allocated on the basis of revenues. These expenses also included labor from employees who are employed by the Parent’s general partner, Plains All American GP LLC.

During the nine months ended September 30, 2017 and 2016 respectively, $1,614 thousand and $1,425 thousand of costs included in general and administrative expenses and $285 thousand and $321 thousand of costs included in operating expenses were allocated on the basis of revenues.

5.         COMMITMENTS AND CONTINGENCIES

Contingencies

We are subject to numerous federal, state, and local laws which regulate the discharge of materials into the environment or that otherwise relate to the protection of the environment. We may be involved in regulatory disputes, litigation, and claims arising out of our operations in the normal course of business. However, we are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition, or results of operations.

Environmental

We record environmental liabilities when environmental assessments and/or remedial efforts are probable and the amounts can be reasonably estimated. Generally, our recording of these accruals coincides with our

Bay Area Terminals

Notes to Combined Financial Statements

(unaudited)

completion of a feasibility study or our commitment to a formal plan of action. We do not discount our environmental remediation liabilities to present value.

Environmental expenditures that pertain to current operations or to future revenues are expensed or capitalized consistent with our capitalization policy for property and equipment. Expenditures that result from the remediation of an existing condition caused by past operations and that do not contribute to current or future profitability are expensed.

At September 30, 2017, our estimated undiscounted reserve for environmental liabilities totaled $94 thousand which was classified as short-term. At December 31, 2016, our estimated undiscounted reserve for environmental liabilities totaled $212 thousand which was classified as short-term. These short-term environmental liabilities are reflected in “Accounts payable and accrued liabilities” on our combined balance sheets and relate to Bay Area Terminals. During the nine months ended September 30, 2017 and 2016, $96 thousand and $75 thousand, respectively, of environmental expenses were recognized in Operating expenses.

6. SUBSEQUENT EVENTS

Effective December 15, 2017, a wholly owned operating company subsidiary of TransMontaigne Partners L.P. completed the acquisition of Bay Area Terminals for a purchase price of $275 million.

We did not identify any additional subsequent events or transactions through January 10, 2018, the date the accompanying combined financial statements were available to be issued.